PRESS RELEASE

	Contact:	John Simmons, VP & CFO
Stewart & Stevenson Services, Inc.
713-868-7700

Ken Dennard / kdennard@drg-e.com
Lisa Elliott / lelliott@drg-e.com
DRG&E
713-529-6600
FOR IMMEDIATE RELEASE

STEWART & STEVENSON ANNOUNCES FISCAL 2003 FIRST QUARTER
EARNINGS RELEASE AND CONFERENCE CALL SCHEDULE

HOUSTON – MAY 19, 2003 – Stewart & Stevenson Services, Inc. (NYSE: SVC), today announced plans to release its fiscal 2003 first quarter results on Friday, May 30, 2003 at 6:00 a.m. eastern time.  In conjunction with the release, Stewart & Stevenson has scheduled a conference call, which will be broadcast live over the Internet, on Friday, May 30th at 11:00 a.m. eastern time.

What:	Stewart & Stevenson First Quarter Earnings Call

When:	Friday, May 30th, 2003 – 11:00 a.m. eastern time

How:	Live via phone - By dialing 303-262-2076 and asking for the Stewart & Stevenson call at least 10 minutes prior to the start time – OR live over the Internet by logging on to the web address below:

Where:	http://www.ssss.com The call may be accessed on the home page of Stewart & Stevenson’s website under the heading “In the Spotlight”, or on the Investor Relations web page.

A telephonic replay of the conference call will be available through Friday, June 6, 2003, and may be accessed by dialing 303-590-3000 and using pass code 539379. An audio archive will also be available on the Stewart & Stevenson website at www.ssss.com (on the home page under the heading “In the Spotlight” or on the Investor Relations page) shortly after the call and will be accessible for approximately 12 months on the Investor Relations page.  For more information, please contact Karen Roan at  at 713-529-6600 or email kroan@drg-e.com.

Stewart & Stevenson Services, Inc., founded in 1902, is a billion-dollar company that manufactures, distributes and provides service for a wide range of industrial products and diesel-powered equipment to key industries worldwide, including power generation, defense, airline, marine, petroleum and transportation.  For more information on Stewart & Stevenson visit www.ssss.com.

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